Exhibit 99.1
EdR Stockholders Approve Merger With Affiliate of Greystar

Memphis, Tenn. — September 14, 2018 - EdR (NYSE: EDR) one of the nation’s largest developers, owners and managers of high-quality collegiate housing communities, today announced that at the special meeting of EdR stockholders held today, stockholders voted to approve the proposed merger of EdR with GSHGIF REIT, an affiliate of Greystar Real Estate Partners, LLC (“Greystar”), pursuant to the merger agreement dated June 25, 2018.

Approximately 99.90% of the votes cast at the special meeting voted in favor of the approval of the merger, which represented approximately 83.95% of EdR’s total outstanding shares of common stock as of the August 10, 2018 record date for the special meeting.

Subject to the satisfaction or waiver of the remaining conditions to closing, the merger is expected to close on Thursday, September 20, 2018. Under the terms of the merger agreement, each share of EdR common stock and each unit in Education Realty Operating Partnership, LP and University Towers Operating Partnership, LP will be converted automatically into the right to receive a cash payment of $41.50 per share or unit, as applicable.

About EdR

EdR (NYSE:EDR) is one of America's largest owners, developers and managers of collegiate housing. EdR is a self-administered and self-managed real estate investment trust that owns or manages 86 communities with more than 47,100 beds serving 55 universities in 27 states. EdR is a member of the Russell 2000 Index, the S&P MidCap 400 and the Morgan Stanley REIT indices. For details, please visit the Company's Web site at www.EdRtrust.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the expected closing date of the merger. These statements are based on current expectations, estimates and projections about, among others, the industry, markets in which the Company operates, and the transactions described in this press release. While the Company’s management believes the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond the control of the Company’s management. These risks include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that have been or may be instituted against EdR or its subsidiaries; (3) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the mergers; (4) the impact, if any, of the announcement or pendency of the Mergers on the company’s relationships with colleges and universities; (5) the amount of the costs, fees, expenses and charges related to the mergers and the actual terms of certain financings that will be obtained for the mergers; and (6) other risks that are set forth under “Risk Factors” in the EdR’s and Education Realty Operating Partnership, LP’s 2017 Annual Report on Form 10-K and most recent Quarterly

Report on Form 10-Q. All forward-looking statements speak only as of the date of this press release or, in the case of any document incorporated by reference, the date of that document. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section. We undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

EdR Contacts:

J. Drew Koester – Senior Vice President, Capital Markets and Investor Relations
901-259-2500, dkoester@EdRtrust.com

Bill Brewer – Executive Vice President and Chief Financial Officer
901-259-2500, bbrewer@EdRtrust.com
Craig Wack – PR Coordinator
901-252-6809, cwack@EdRtrust.com